EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Effie Veres (212) 850-5600

LAK Public Relations, Inc. Media: Lisa Linden / Mollie Fullington (212) 575-4545 / (917) 346-6123

EMCOR GROUP, INC. REPORTS FOURTH QUARTER AND FULL-YEAR 2016 RESULTS

- Record Fourth Quarter Revenues of $1.95 Billion, 9.7% Increase Year-over-Year -
- Record Full-Year Diluted EPS from Cont. Operations of $3.02, 11.0% Increase Year-over-Year -
- Total Backlog of $3.90 Billion; 3.5% Increase Year-over-Year -
- Announces 2017 Revenues and Diluted EPS Guidance -

NORWALK, CONNECTICUT, February 23, 2017 - EMCOR Group, Inc. (NYSE: EME) today reported results for the fourth quarter and fiscal year ended December 31, 2016.

For the fourth quarter of 2016, net income from continuing operations attributable to EMCOR was $42.2 million, or $0.69 per diluted share, compared to $50.4 million, or $0.80 per diluted share, in the fourth quarter of 2015. Excluding an impairment charge detailed below, non-GAAP net income from continuing operations was $43.7 million, or $0.72 per diluted share, in the fourth quarter of 2016. Revenues for the fourth quarter of 2016 totaled $1.95 billion, an increase of 9.7%, compared to $1.78 billion in the fourth quarter 2015.

Operating income for the fourth quarter of 2016 was $74.5 million, or 3.8% of revenues, compared to operating income of $84.1 million, or 4.7% of revenues, in the fourth quarter of 2015. Included in the operating income for the fourth quarter of 2016 was an impairment charge of $2.4 million. Excluding this impairment charge, non-GAAP operating income in the fourth quarter of 2016 was $76.9 million, or 3.9% of revenues. Included in both GAAP and non-GAAP operating income for the fourth quarter of 2016 was a $20.5 million project loss associated with a contract dispute on a completed project within our U.S. Mechanical Construction segment.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income from continuing operations and non-GAAP diluted earnings per share from continuing operations to the comparable GAAP figures.

Selling, general and administrative expenses for the 2016 fourth quarter were $194.9 million, or 10.0% of revenues, compared to $168.5 million, or 9.5% of revenues, in the fourth quarter of 2015.

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EMCOR Reports Fourth Quarter and Fiscal Year Results	Page 2

Backlog as of December 31, 2016 was $3.90 billion, an increase of 3.5% from $3.77 billion at the end of the fourth quarter of 2015. Total domestic backlog grew $107.3 million year-over-year and backlog in our U.K. Building Services segment increased $24.4 million. Year-over-year growth in backlog in our U.S. Mechanical Construction and U.S. Electrical Construction segments more than offset declines in our U.S. Building Services and U.S. Industrial Services segments. From an end-market perspective, backlog growth in the commercial, healthcare, industrial and water & wastewater markets was partially offset by declines in the institutional, transportation and hospitality sectors.

Tony Guzzi, President and Chief Executive Officer of EMCOR, commented, “The Company delivered record revenues and diluted earnings per share from continuing operations in the 2016 full-year period, with growth of 12% and 14%, respectively, excluding transaction expenses and an impairment charge. This was driven by double-digit revenue growth in our combined U.S. businesses, with strong operating income contributions from our U.S. Electrical Construction segment and our U.S. Industrial Services segment and bottom-line growth from our U.K. business. We are particularly pleased with these results given the obstacles that were presented throughout the year, including the losses incurred from several large scale projects in both of our U.S. Construction segments, with respect to which we are seeking recovery.”

Mr. Guzzi added, “In the quarter, our U.S. Electrical Construction segment, a standout in the quarter, delivered a 111% increase in operating income, with over 200 basis points of operating margin expansion. While revenues increased 9.4% in our U.S. Mechanical Construction segment for the quarter, this revenue growth unfortunately did not lead to a corresponding increase in segment profitability. This was due to the execution of a fast-paced process facility project that resulted in a $20.5 million loss due to a contract dispute at the completion of our work. Our U.S. Building Services segment reported an exceptional quarter, with operating income increasing by 35% on a 120 basis point margin expansion, driven by strong performance in its mobile mechanical services operations. Our U.S. Industrial Services segment’s operating income was essentially flat for the quarter; however, for the year, revenues and operating income increased close to 16% and 38%, respectively, on the strength of a significant field services capital project. Lastly, our U.K. segment was able to expand operating margins by 70 basis points in the quarter.”

Revenues for the 2016 full-year period increased 12.4% to $7.55 billion, compared to $6.72 billion for the 2015 full-year period. Net income from continuing operations attributable to EMCOR for the 2016 full-year period was $185.1 million, or $3.02 per diluted share, compared to $172.3 million, or $2.72 per diluted share, in the prior year. Excluding transaction expenses and the impairment charge recorded in the fourth quarter, non-GAAP net income from continuing operations attributable to EMCOR in the 2016 full-year period was $188.9 million, or $3.09 per diluted share.

Operating income for the 2016 full-year period was $308.5 million, or 4.1% of revenues, compared to $287.1 million, or 4.3% of revenues, in the 2015 full-year period. Included in operating income for the 2016 full-year period were $3.8 million of transaction expenses related to the Ardent acquisition and a $2.4 million impairment charge. Excluding the aforementioned expenses, non-GAAP operating income in the 2016 full-year period was $314.7 million, or 4.2% of revenues.

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EMCOR Reports Fourth Quarter and Fiscal Year Results	Page 3

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income from continuing operations and non-GAAP diluted earnings per share from continuing operations to the comparable GAAP figures.

For the 2016 full-year period, selling, general and administrative expenses were $725.5 million, or 9.6% of revenues, compared to $656.6 million, or 9.8% of revenues, in the 2015 full-year period.

Based on the favorable backlog mix and assuming continued improvement in market conditions, EMCOR expects full-year 2017 revenues to be between $7.5 billion and $7.6 billion, and full-year 2017 diluted earnings per share from continuing operations to be in the range of $3.10 to $3.50.

Mr. Guzzi concluded, “After a solid 2016, we are encouraged by our prospects as we look to 2017 and beyond. Our backlog continues to expand despite record revenues, and we are especially pleased with the strong pipeline in our U.S. Construction segments. We remain optimistic that the non-residential construction market will continue to improve in 2017, and we are well positioned to capture our share of the market. Our healthy balance sheet continues to provide us with the flexibility to pursue strategic acquisitions while returning capital to shareholders through share repurchases and dividends.”

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com.

EMCOR Group's fourth quarter conference call will be available live via internet broadcast today, Thursday, February 23, at 10:30 AM Eastern Standard Time. The live call may be accessed through the Company's website at www.emcorgroup.com.

This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR’s services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2016 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS
(In thousands, except share and per share information)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
	For the three months ended December 31,		For the twelve months ended December 31,
	2016	2015	2016	2015
Revenues	$1,949,964	$1,777,826	$7,551,524	$6,718,726
Cost of sales	1,677,995	1,525,205	6,513,662	5,774,247
Gross profit	271,969	252,621	1,037,862	944,479
Selling, general and administrative expenses	194,884	168,456	725,538	656,573
Restructuring expenses	167	82	1,438	824
Impairment loss on identifiable intangible assets	2,428	—	2,428	—
Operating income	74,490	84,083	308,458	287,082
Interest expense	(3,654)	(2,282)	(12,627)	(8,932)
Interest income	145	158	663	673
Income from continuing operations before income taxes	70,981	81,959	296,494	278,823
Income tax provision	28,536	31,584	111,199	106,256
Income from continuing operations	42,445	50,375	185,295	172,567
(Loss) income from discontinued operation, net of income taxes	(1,558)	679	(3,142)	(60)
Net income including noncontrolling interests	40,887	51,054	182,153	172,507
Less: Net (income) loss attributable to noncontrolling interests	(211)	12	(218)	(221)
Net income attributable to EMCOR Group, Inc.	$40,676	$51,066	$181,935	$172,286

Basic earnings (loss) per common share:
From continuing operations	$0.70	$0.81	$3.05	$2.74
From discontinued operation	$(0.03)	$0.01	$(0.05)	$(0.00)

Diluted earnings (loss) per common share:
From continuing operations	$0.69	$0.80	$3.02	$2.72
From discontinued operation	$(0.03)	$0.01	$(0.05)	$(0.00)

Weighted average shares of common stock outstanding:
Basic	60,479,635	62,398,915	60,769,808	62,789,120
Diluted	60,956,004	62,909,269	61,206,792	63,307,512

Dividends declared per common share	$0.08	$0.08	$0.32	$0.32

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$464,617	$486,831
Accounts receivable, net	1,495,431	1,359,862
Costs and estimated earnings in excess of billings on uncompleted contracts	130,697	117,734
Inventories	37,426	37,545
Prepaid expenses and other	82,676	64,140
Total current assets	2,210,847	2,066,112
Investments, notes and other long-term receivables	8,792	8,359
Property, plant & equipment, net	127,951	122,018
Goodwill	979,628	843,170
Identifiable intangible assets, net	487,398	472,834
Other assets	79,554	30,164
Total assets	$3,894,170	$3,542,657
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt and capital lease obligations	$15,030	$17,541
Accounts payable	501,213	488,251
Billings in excess of costs and estimated earnings on uncompleted contracts	489,242	429,235
Accrued payroll and benefits	310,514	268,033
Other accrued expenses and liabilities	195,775	209,361
Total current liabilities	1,511,774	1,412,421
Borrowings under revolving credit facility	125,000	—
Long-term debt and capital lease obligations	283,296	297,559
Other long-term obligations	436,158	352,621
Total liabilities	2,356,228	2,062,601
Equity:
Total EMCOR Group, Inc. stockholders’ equity	1,537,089	1,476,711
Noncontrolling interests	853	3,345
Total equity	1,537,942	1,480,056
Total liabilities and equity	$3,894,170	$3,542,657

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Twelve Months Ended December 31, 2016 and 2015
(In thousands)

	2016	2015
Cash flows - operating activities:
Net income including noncontrolling interests	$182,153	$172,507
Depreciation and amortization	38,881	36,294
Amortization of identifiable intangible assets	40,908	37,895
Deferred income taxes	(8,108)	(10,300)
Excess tax benefits from share-based compensation	(2,546)	(1,663)
Equity income from unconsolidated entities	(1,569)	(2,883)
Other non-cash items	17,789	11,932
Distributions from unconsolidated entities	1,247	3,352
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(4,194)	19,532
Net cash provided by operating activities	264,561	266,666
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(232,947)	(28,195)
Proceeds from sale of property, plant and equipment	2,023	3,847
Purchase of property, plant and equipment	(39,648)	(35,460)
Investments in and advances to unconsolidated entities and joint ventures	(99)	—
Net cash used in investing activities	(270,671)	(59,808)
Cash flows - financing activities:
Proceeds from revolving credit facility	220,000	—
Repayments of revolving credit facility	(95,000)	—
Borrowings from long-term debt	400,000	—
Repayments of long-term debt and debt issuance costs	(417,990)	(17,514)
Repayments of capital lease obligations	(1,384)	(2,737)
Dividends paid to stockholders	(19,454)	(20,095)
Repurchase of common stock	(94,221)	(104,330)
Proceeds from exercise of stock options	741	3,836
Payments to satisfy minimum tax withholding	(4,225)	(3,866)
Issuance of common stock under employee stock purchase plan	4,814	4,223
Payments for contingent consideration arrangements	—	(403)
Distributions to noncontrolling interests	(2,710)	(10,250)
Excess tax benefits from share-based compensation	—	1,663
Net cash used in financing activities	(9,429)	(149,473)
Effect of exchange rate changes on cash and cash equivalents	(6,675)	(2,610)
(Decrease) increase in cash and cash equivalents	(22,214)	54,775
Cash and cash equivalents at beginning of year	486,831	432,056
Cash and cash equivalents at end of period	$464,617	$486,831

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands)

	(Unaudited)
	For the three months ended December 31,
	2016	2015
Revenues from unrelated entities:
United States electrical construction and facilities services	$476,929	$357,557
United States mechanical construction and facilities services	722,245	660,212
United States building services	438,539	435,870
United States industrial services	237,251	222,246
Total United States operations	1,874,964	1,675,885
United Kingdom building services	75,000	101,941
Total worldwide operations	$1,949,964	$1,777,826

	For the twelve months ended December 31,
	2016	2015
Revenues from unrelated entities:
United States electrical construction and facilities services	$1,704,403	$1,367,142
United States mechanical construction and facilities services	2,661,763	2,312,763
United States building services	1,791,787	1,739,259
United States industrial services	1,067,315	922,085
Total United States operations	7,225,268	6,341,249
United Kingdom building services	326,256	377,477
Total worldwide operations	$7,551,524	$6,718,726

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands)

	(Unaudited)
	For the three months ended December 31,
	2016	2015
Operating income (loss):
United States electrical construction and facilities services	$31,116	$14,746
United States mechanical construction and facilities services	32,238	58,497
United States building services	21,009	15,588
United States industrial services	11,245	11,881
Total United States operations	95,608	100,712
United Kingdom building services	2,786	3,064
Corporate administration	(21,309)	(19,611)
Restructuring expenses	(167)	(82)
Impairment loss on identifiable intangible assets	(2,428)	—
Total worldwide operations	74,490	84,083
Other corporate items:
Interest expense	(3,654)	(2,282)
Interest income	145	158
Income from continuing operations before income taxes	$70,981	$81,959

	For the twelve months ended December 31,
	2016	2015
Operating income (loss):
United States electrical construction and facilities services	$101,761	$82,225
United States mechanical construction and facilities services	133,742	138,688
United States building services	75,770	70,532
United States industrial services	77,845	56,469
Total United States operations	389,118	347,914
United Kingdom building services	11,946	11,634
Corporate administration	(88,740)	(71,642)
Restructuring expenses	(1,438)	(824)
Impairment loss on identifiable intangible assets	(2,428)	—
Total worldwide operations	308,458	287,082
Other corporate items:
Interest expense	(12,627)	(8,932)
Interest income	663	673
Income from continuing operations before income taxes	$296,494	$278,823

EMCOR GROUP, INC.
RECONCILIATION OF 2016 AND 2015 OPERATING INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2016 and 2015 fourth quarter and year-to-date December 31, 2016 and 2015 operating income.  The following table provides a reconciliation between 2016 and 2015 operating income based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended December 31,		For the twelve months ended December 31,
	2016	2015	2016	2015
GAAP operating income	$74,490	$84,083	$308,458	$287,082
Transaction expenses related to the acquisition of Ardent	—	—	3,838	—
Impairment loss on identifiable intangible assets	2,428	—	2,428	—
Non-GAAP operating income, excluding Ardent transaction expenses and impairment loss on identifiable intangible assets	$76,918	$84,083	$314,724	$287,082

EMCOR GROUP, INC.
RECONCILIATION OF 2016 AND 2015 NET INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2016 and 2015 fourth quarter and year-to-date December 31, 2016 and 2015 net income from continuing operations attributable to EMCOR Group, Inc.  The following table provides a reconciliation between 2016 and 2015 net income from continuing operations attributable to EMCOR Group, Inc. based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended December 31,		For the twelve months ended December 31,
	2016	2015	2016	2015
GAAP net income from continuing operations attributable to EMCOR Group, Inc. (1)	$42,234	$50,387	$185,077	$172,346
Transaction expenses related to the acquisition of Ardent (2)	—	—	2,328	—
Impairment loss on identifiable intangible assets (3)	1,473	—	1,473	—
Non-GAAP net income from continuing operations attributable to EMCOR Group, Inc., excluding Ardent transaction expenses and impairment loss on identifiable intangible assets	$43,707	$50,387	$188,878	$172,346

(1) Amount is income from continuing operations less net income attributable to noncontrolling interest.
(2) Amount is net of tax effect of $1.5 million in the 2016 year-to-date period.
(3) Amount is net of tax effect of $1.0 million in the 2016 quarter and year-to-date periods.

EMCOR GROUP, INC.
RECONCILIATION OF 2016 AND 2015 DILUTED EARNINGS PER SHARE FIGURES
(Unaudited)

In our press release, we provide actual 2016 and 2015 fourth quarter and year-to-date December 31, 2016 and 2015 diluted earnings per share from continuing operations.  The following table provides a reconciliation between 2016 and 2015 EPS based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended December 31,		For the twelve months ended December 31,
	2016	2015	2016	2015
GAAP diluted earnings per common share from continuing operations	$0.69	$0.80	$3.02	$2.72
Transaction expenses related to the acquisition of Ardent (1)	—	—	0.04	—
Impairment loss on identifiable intangible assets (2)	0.02	—	0.02	—
Non-GAAP diluted earnings per common share from continuing operations, excluding Ardent transaction expenses and impairment loss on identifiable intangible assets	$0.72	$0.80	$3.09	$2.72

(1) Amount is net of tax effect of $1.5 million in the 2016 year-to-date period.
(2) Amount is net of tax effect of $1.0 million in the 2016 quarter and year-to-date periods.

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